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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement of Sun Microsystems, Inc. (Form S-8) pertaining to the Innosoft International, Inc. 1992 Stock Incentive Plan and the Innosoft International, Inc. 1999 Equity Incentive Plan of our reports dated July 21, 1999 and September 23, 1999, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Palo Alto, California
April 25, 2000